Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Nicole Davis

Corporate and Investor Relations Officer

717.803.8895

IR@LINKBANCORP.COM

LINKBANCORP, Inc. Announces Third Quarter 2023 Financial Results

October 30, 2023 – HARRISBURG, PA -- LINKBANCORP, Inc. (NASDAQ: LNKB) (the “Company”), the parent company of LINKBANK (the “Bank”) reported net income of $1.24 million, or $0.08 per diluted share, for the quarter ended September 30, 2023. Excluding merger related expenses, adjusted earnings were $1.85 million 1, or $0.111 per diluted share for the third quarter of 2023.

Third Quarter 2023 Highlights

•
Total deposits grew $6.9 million, or 2.66% annualized during the third quarter of 2023. For the nine months ended September 30, 2023, total deposits grew $95.0 million, or 13.42% annualized, including $17.6 million in growth in noninterest-bearing deposit, representing 12.23% annualized. Estimated uninsured deposits, excluding collateralized public funds and affiliate company accounts, totaled $398.6 million, or 37.8% of total deposits as of September 30, 2023, compared with $378.7 million, or 36.7% of total deposits as of June 30, 2023.
•
Total loans grew $9.4 million during the third quarter of 2023, representing a 3.84% annualized growth rate, driven primarily by commercial and industrial loan activity. For the nine months ended September 30, 2023, total loans grew $51.0 million or 7.35% annualized.

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

•
Net interest income for the third quarter of 2023 was $8.4 million, compared to $8.1 million for the second quarter of 2023. Net interest margin expanded slightly from 2.81% for the second quarter of 2023 to 2.89% for the third quarter of 2023. The linked quarter increase was primarily due to an increase in average yield on loans outpacing the increase in cost of funds.
•
The Company recorded a $349 thousand negative provision for credit losses for the third quarter of 2023, resulting in an allowance for credit losses of $10.0 million, or 1.02% of total loans at September 30, 2023, determined in accordance with the current expected credit losses (“CECL”) accounting standard. The negative provision for credit losses was primarily driven by improvements in external forecast indexes, as well as $12 thousand in net recoveries, offset by loan growth in the period.
•
On October 13, 2023, the Company and Partners Bancorp (“Partners”) announced the receipt of FDIC and state regulatory approvals for the pending merger of equals, which is anticipated to close in the fourth quarter of 2023, subject to the approval of the Board of Governors of the Federal Reserve System and other customary closing conditions.

“This quarter’s core results demonstrate progress in our efforts to position the Company in response to the external environment for continued growth and performance, including stabilization in net interest margin and excellent credit quality,” said Andrew Samuel, Chief Executive Officer. “With the anticipated closing of the merger with Partners Bancorp in the fourth quarter, we continue to place an emphasis on initiatives to support a strong balance sheet and core earnings as our teams seek to provide clients with the highest level of service to meet their needs.”

Income Statement

Net interest income before the provision for credit losses for the third quarter of 2023 increased to $8.4 million compared to $8.1 million in the second quarter of 2023. Net interest margin was 2.89% for the third quarter of 2023 compared to 2.81% for the second quarter of 2023. The increase in net interest margin for the current quarter was primarily due to the higher average yield on interest earning assets, which outpaced the increase in the average rate paid on interest bearing liabilities. The overall yield and rate increases were driven by the multiple federal funds rate increases that occurred over the preceding twelve months, coupled with competition for deposits in the market. The average yield on interest-earning assets increased by 13 basis points over the prior quarter, primarily due to the increase in the average yield on loans of 13 basis points to 5.33% during the third quarter. The increase in the average yield on interest-earning assets was partially offset by a 6 basis points increase in the cost of funds to 2.35%.

The Company’s core deposit generation strategies continue to yield positive results, including 88 net new checking accounts opened during the third quarter of 2023 for a total of $17.5 million in new deposits. Additionally, further momentum in executing the Company’s strategies to service the needs of professional services firms resulted in 73 new accounts opened during the quarter, which are generally expected to fund over the course of the fourth quarter.

Noninterest income remained consistent quarter over quarter at $880 thousand for the third quarter of 2023 compared to $886 thousand in income for the second quarter of 2023, primarily due to a decline in gain on sale of loans, offset by a gain related to the settlement of a legal matter.

Noninterest expense for the third quarter of 2023 increased to $8.0 million compared to $7.8 million for the second quarter of 2023. Excluding one time charges relating to the pending merger with Partners of $777 thousand in the third quarter of 2023 and $315 thousand in the second quarter of 2023, adjusted noninterest expense decreased by $284 thousand to $7.2 million1 in the third quarter, impacted primarily by a decrease in recognized external fraud losses.

Balance Sheet

Total assets were $1.26 billion at September 30, 2023 compared to $1.31 billion at June 30, 2023 and $1.16 billion at December 31, 2022. Deposits and net loans as of September 30, 2023 totaled $1.04 billion and $969.0 million, respectively, compared to deposits and net loans of $1.03 billion and $959.3 million, respectively, at June 30, 2023 and $946.8 million and $923.2 million, respectively, at December 31, 2022.

Total loans increased $9.4 million from June 30, 2023 to September 30, 2023, or 3.84% annualized, with the average commercial loan commitment originated during the third quarter

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

of 2023 totaling approximately $565 thousand with an average outstanding balance of $306 thousand.

Cash and cash equivalents decreased to $68.0 million at September 30, 2023 compared to $123.2 million at June 30, 2023, while increasing compared to the $30.0 million balance at December 31, 2022. In addition to loan growth, this change was primarily a result of the Company decreasing alternative funding by approximately $45.0 million in the third quarter.

Deposits at September 30, 2023 totaled $1.042 billion, an increase of $6.9 million compared to $1.035 billion at June 30, 2023. Average deposits decreased by $12.2 million during the current quarter, driven by a $33.8 million decrease in average time deposits from $299.4 million for the second quarter of 2023 to $265.6 million for the third quarter of 2023, as the Company allowed certain higher cost deposits to mature. This decline was offset by increases in average interest-bearing demand and money market deposits as average noninterest-bearing deposits remained flat.

Shareholders’ equity decreased slightly from $142.5 million at June 30, 2023 to $141.4 million at September 30, 2023. The decrease was primarily attributed to a $1.2 million increase in other comprehensive loss resulting from changes in the interest rate environment.

Asset Quality

In the third quarter of 2023, the Company recorded a negative provision for credit losses, calculated under the CECL model, of $349 thousand, compared to a negative provision for credit losses of $493 thousand in the second quarter. The negative provision for credit losses included the impact of improvements in external forecast indexes, as well as $12 thousand in net recoveries, offset by loan growth in the period.

Asset quality metrics remain strong. As of September 30, 2023, the Company’s non-performing assets were $3.0 million, representing 0.24% of total assets. Non-performing assets at September 30, 2023 excluded purchased with credit deterioration (“PCD”) loans with a balance of $2.1 million. Loans 30-89 days past due at September 30, 2023 were $1.8 million, representing 0.18% of total loans.

The allowance for credit losses-loans was $10.0 million, or 1.02% of total loans at September 30, 2023, compared to the allowance for credit losses-loans of $10.2 million, or 1.05% of total loans at June 30, 2023. The allowance for credit losses-loans to nonperforming assets was 336.85% at September 30, 2023, compared to 358.12% at June 30, 2023.

Capital

The Bank’s regulatory capital ratios are well in excess of regulatory minimums to be considered “well capitalized” as of September 30, 2023. The Bank’s Total Capital Ratio and Tier 1 Capital Ratio was 12.92% and 12.37%, respectively, at September 30, 2023, compared to 12.88% and 12.29%, respectively, at June 30, 2023 and 12.89% and 12.41%, respectively, at December 31, 2022. The Company’s ratio of Tangible Common Equity to Tangible Assets was 8.58%1 at September 30, 2023.

ABOUT LINKBANCORP, Inc.

LINKBANCORP, Inc. was formed in 2018 with a mission to positively impact lives through community banking. Its subsidiary bank, LINKBANK, is a Pennsylvania state-chartered bank serving individuals, families, nonprofits and business clients throughout Central and Southeastern Pennsylvania through 10 client solutions centers and www.linkbank.com. LINKBANCORP, Inc. common stock is traded on the Nasdaq Capital Market under the symbol “LNKB”. For further company information, visit ir.linkbancorp.com.

Forward Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of current or historical fact and involve substantial risks and uncertainties. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "may," "will," "should," and other similar expressions can be used to identify forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to the following: costs or difficulties associated with newly developed or acquired operations; risks related to the proposed merger with Partners; changes in general economic trends, including inflation and changes in interest rates; increased competition; changes in consumer demand for financial services; our ability to control costs and expenses; adverse developments in borrower industries and, in particular, declines in real estate values; changes in and compliance with federal and state laws that regulate our business and capital levels; our ability to raise capital as needed; and the effects of the COVID-19 pandemic and actions taken by governments, businesses and individuals in response. The Company does not undertake, and specifically disclaims, any obligation to publicly revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. Accordingly, you should not place undue reliance on forward-looking statements.

LINKBANCORP, Inc. and Subsidiaries
Consolidated Balance Sheet (Unaudited)

	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
(In Thousands, except share and per share data)
ASSETS
Noninterest-bearing cash equivalents	$5,447	$4,736	$4,545	$4,209	$8,711
Interest-bearing deposits with other institutions	62,532	118,438	47,190	25,802	66,085
Cash and cash equivalents	67,979	123,174	51,735	30,011	74,796
Certificates of deposit with other banks	249	498	745	5,623	8,358
Securities available for sale, at fair value	78,779	83,620	86,804	78,813	78,698
Securities held to maturity, net of allowance for credit losses	37,266	38,220	38,986	31,822	32,571
Loans receivable, gross	978,912	969,533	945,371	927,871	863,969
Allowance for credit losses - loans	(9,964)	(10,228)	(10,526)	(4,666)	(4,569)
Loans receivable, net	968,948	959,305	934,845	923,205	859,400
Investments in restricted bank stock	3,107	5,544	4,134	3,377	3,327
Premises and equipment, net	6,414	6,292	6,497	6,743	9,087
Right-of-use asset – premises	9,727	9,896	10,058	10,219	8,920
Bank-owned life insurance	24,732	24,554	24,384	19,244	19,127
Goodwill and other intangible assets	36,715	36,774	36,833	36,894	36,955
Deferred tax asset	6,880	6,571	6,749	5,619	6,378
Accrued interest receivable and other assets	14,899	14,024	12,188	12,084	7,256
TOTAL ASSETS	$1,255,695	$1,308,472	$1,213,958	$1,163,654	$1,144,873
LIABILITIES
Deposits:
Demand, noninterest bearing	$210,404	$240,729	$204,495	$192,773	$184,857
Interest bearing	831,368	794,113	780,003	753,999	766,853
Total deposits	1,041,772	1,034,842	984,498	946,772	951,710
Other Borrowings	15,000	74,899	31,250	20,938	—
Subordinated Debt	40,354	40,398	40,441	40,484	40,526
Operating Lease Liabilities	9,728	9,896	10,058	10,219	8,921
Accrued interest payable and other liabilities	7,490	5,985	6,130	6,688	6,774
TOTAL LIABILITIES	1,114,344	1,166,020	1,072,377	1,025,101	1,007,931
SHAREHOLDERS’ EQUITY
Preferred stock	—	—	—	—	—
Common stock	162	162	250	149	149
Surplus	127,856	127,818	127,659	117,709	117,698
Retained earnings	19,062	19,039	18,911	27,100	27,525
Accumulated other comprehensive loss	(5,729)	(4,567)	(5,239)	(6,405)	(8,430)
TOTAL SHAREHOLDERS’ EQUITY	141,351	142,452	141,581	138,553	136,942
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,255,695	$1,308,472	$1,213,958	$1,163,654	$1,144,873
Common shares outstanding	16,235,871	16,228,440	16,221,692	14,939,640	14,939,640

LINKBANCORP, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)

	Three Months Ended			Nine Months Ended
	9/30/2023	6/30/2023	9/30/2022	9/30/2023	9/30/2022
(In Thousands, except share and per share data)
INTEREST AND DIVIDEND INCOME
Loans receivable, including fees	$13,068	$12,499	$9,410	$37,330	$25,287
Other	1,710	1,827	1,170	4,765	2,771
Total interest and dividend income	14,778	14,326	10,580	42,095	28,058
INTEREST EXPENSE
Deposits	5,434	5,242	1,389	15,193	2,872
Other Borrowings	550	558	82	1,196	106
Subordinated Debt	442	437	439	1,311	1,080
Total interest expense	6,426	6,237	1,910	17,700	4,058
NET INTEREST INCOME BEFORE (CREDIT TO) PROVISION FOR CREDIT LOSSES	8,352	8,089	8,670	24,395	24,000
(Credit to) provision for credit losses	(349)	(493)	515	(549)	1,190
NET INTEREST INCOME AFTER (CREDIT TO) PROVISION FOR CREDIT LOSSES	8,701	8,582	8,155	24,944	22,810
NONINTEREST INCOME
Service charges on deposit accounts	198	197	216	593	644
Bank-owned life insurance	177	170	156	488	381
Net realized (losses) gains on the sale of debt securities	—	—	—	(2,370)	13
Gain on sale of loans	—	296	420	296	753
Other	505	223	249	905	658
Total noninterest income	880	886	1,041	(88)	2,449
NONINTEREST EXPENSE
Salaries and employee benefits	4,193	4,037	4,234	12,350	11,612
Occupancy	701	696	596	2,104	1,503
Equipment and data processing	934	893	666	2,519	1,858
Professional fees	363	418	330	1,162	865
FDIC insurance	276	184	141	619	483
Bank Shares Tax	278	278	201	834	585
Merger & system conversion related expenses	777	315	—	1,679	—
Other	472	995	877	2,280	2,481
Total noninterest expense	7,994	7,816	7,045	23,547	19,387
Income before income tax expense	1,587	1,652	2,151	1,309	5,872
Income tax expense	347	305	379	276	970
NET INCOME	$1,240	$1,347	$1,772	$1,033	$4,902

EARNINGS PER SHARE, BASIC	$0.08	$0.08	$0.17	$0.06	$0.49
EARNINGS PER SHARE, DILUTED	$0.08	$0.08	$0.17	$0.06	$0.48
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING,
BASIC	16,235,144	16,228,069	10,590,079	15,984,151	10,087,341
DILUTED	16,235,144	16,228,069	10,590,079	15,984,151	10,136,457

LINKBANCORP, Inc. and Subsidiaries
Financial Highlights (Unaudited)

	For the Three Months Ended			For the Nine Months Ended
('Dollars In Thousands)	9/30/2023	6/30/2023	9/30/2022	9/30/2023	9/30/2022
Operating Highlights
Net Income	$1,240	$1,347	$1,772	$1,033	$4,902
Net Interest Income	8,352	8,089	8,670	24,395	24,000
(Credit to) provision for Credit Losses	(349)	(493)	515	(549)	1,190
Non-Interest Income	880	886	1,041	(88)	2,449
Non-Interest Expense	7,994	7,816	7,045	23,547	19,387
Earnings per Share, Basic	0.08	0.08	0.17	0.06	0.49
Adjusted Earnings per Share, Basic (2)	0.11	0.10	0.17	0.26	0.48
Earnings per Share, Diluted	0.08	0.08	0.17	0.06	0.48
Adjusted Earnings per Share, Diluted (2)	0.11	0.10	0.17	0.26	0.48

Selected Operating Ratios
Net Interest Margin	2.89%	2.81%	3.51%	2.88%	3.40%
Annualized Return on Assets ("ROA")	0.39%	0.43%	0.65%	0.11%	0.63%
Adjusted ROA[2]	0.59%	0.51%	0.65%	0.46%	0.63%
Annualized Return on Equity ("ROE")	3.46%	3.81%	6.48%	0.98%	7.68%
Adjusted ROE[2]	5.17%	4.51%	6.48%	4.00%	7.66%
Efficiency Ratio	86.59%	87.09%	72.55%	96.87%	73.30%
Adjusted Efficiency Ratio[3]	78.17%	83.58%	72.55%	81.97%	73.34%
Noninterest Income to Avg. Assets	0.28%	0.29%	0.38%	-0.01%	0.32%
Noninterest Expense to Avg. Assets	2.54%	2.52%	2.60%	2.56%	2.51%

	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Financial Condition Data
Total Assets	$1,255,695	$1,308,472	$1,213,958	$1,163,654	$1,144,873
Loans Receivable, Net	968,948	959,305	934,845	923,205	859,400

Noninterest-bearing Deposits	210,404	240,729	204,495	192,773	184,857
Interest-bearing Deposits	831,368	794,113	780,003	753,999	766,853
Total Deposits	1,041,772	1,034,842	984,498	946,772	951,710

Selected Balance Sheet Ratios
Total Capital Ratio[1]	12.92%	12.88%	13.53%	12.89%	11.55%
Tier 1 Capital Ratio[1]	12.37%	12.29%	12.32%	12.41%	11.04%
Common Equity Tier 1 Capital Ratio[1]	12.37%	12.29%	12.32%	12.41%	11.04%
Leverage Ratio[1]	10.71%	10.41%	10.78%	10.93%	9.74%
Tangible Common Equity to Tangible Assets[4]	8.58%	8.31%	8.90%	9.02%	9.02%
Tangible Book Value per Share[5]	$6.44	$6.51	$6.46	$6.80	$6.69

Asset Quality Data
Non-performing Assets	$2,958	$2,856	$2,398	$2,500	$1,979
Non-performing Assets to Total Assets	0.24%	0.22%	0.20%	0.21%	0.17%
Non-performing Loans to Total Loans	0.30%	0.29%	0.25%	0.27%	0.23%
Allowance for Credit Losses - Loans ("ACLL")	$9,964	$10,228	$10,526	$4,666	$4,569
ACLL to Total Loans	1.02%	1.05%	1.11%	0.50%	0.53%
ACLL to Nonperforming Assets	336.85%	358.12%	438.95%	186.64%	230.87%
Net chargeoffs (recoveries)	$(12)	$(97)	$(2)	$(60)	$(164)

(1) - These capital ratios have been calculated using bank-level capital
(2) - This is a non-GAAP financial measure. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(3) - The efficiency ratio, as adjusted represents noninterest expense divided by the sum of net interest income and noninterest income, excluding gains or losses from securities sales and merger related expenses. This is a non-GAAP financial measure. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(4) - We calculate tangible common equity as total shareholders' equity less goodwill and other intangibles, and we calculate tangible assets as total assets less goodwill and other intangibles. This is a non-GAAP financial measure. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(5) - We calculate tangible book value per common share as total shareholders' equity less goodwill and other intangibles, divided by the outstanding number of shares of our common stock at the end of the relevant period. Tangible book value per common share is a non-GAAP financial measure, and, as we calculate tangible book value per common share, the most directly comparable GAAP financial measure is book value per common share. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

LINKBANCORP, Inc. and Subsidiaries
Net Interest Margin - Quarter-To-Date (Unaudited)

	For the Three Months Ended September 30,
	2023			2022
(Dollars in thousands)	Avg Bal	Interest (2)	Yield/Rate	Avg Bal	Interest (2)	Yield/Rate
Int. Earn. Cash	$55,514	$577	4.12%	$30,630	$157	2.03%
Securities
Taxable (1)	82,499	833	4.01%	86,330	745	3.42%
Tax-Exempt	38,589	378	3.89%	39,258	339	3.43%
Total Securities	121,088	1,211	3.97%	125,588	1,084	3.42%
Total Cash Equiv. and Investments	176,602	1,788	4.02%	156,218	1,241	3.15%
Total Loans (3)	971,877	13,068	5.33%	824,309	9,410	4.53%
Total Earning Assets	1,148,479	14,856	5.13%	980,527	10,651	4.31%
Other Assets	97,995			93,116
Total Assets	$1,246,474			$1,073,643
Interest bearing demand	$254,725	$1,490	2.32%	$278,637	$400	0.57%
Money market demand	254,849	1,827	2.84%	244,107	568	0.92%
Time deposits	265,573	2,117	3.16%	205,792	421	0.81%
Total Borrowings	102,669	992	3.83%	52,562	521	3.93%
Total Interest-Bearing Liabilities	877,816	6,426	2.90%	781,098	1,910	0.97%
Non Int. Bearing Deposits	209,054			170,863
Total Cost of Funds	$1,086,870	$6,426	2.35%	$951,961	$1,910	0.80%
Other Liabilities	17,230			13,243
Total Liabilities	$1,104,100			$965,204
Shareholders' Equity	$142,374			$108,439
Total Liabilities & Shareholders' Equity	$1,246,474			$1,073,643
Net Interest Income/Spread (FTE)		8,430	2.23%		8,741	3.34%
Tax-Equivalent Basis Adjustment		(78)			(71)
Net Interest Income		$8,352			$8,670
Net Interest Margin			2.89%			3.51%
(1) Taxable income on securities includes income from available for sale securities and income from certificates of deposits with other banks.
(2) Income stated on a tax equivalent basis which is a non-GAAP measure and reconciled to GAAP at the bottom of the table
(3) Includes the balances of nonaccrual loans

LINKBANCORP, Inc. and Subsidiaries
Net Interest Margin - Linked Quarter-To-Date (Unaudited)

	For the Three Months Ended
	September 30, 2023			June 30, 2023
(Dollars in thousands)	Avg Bal	Interest (2)	Yield/Rate	Avg Bal	Interest (2)	Yield/Rate
Int. Earn. Cash	$55,514	$577	4.12%	$66,149	$708	4.29%
Securities
Taxable (1)	82,499	833	4.01%	86,366	822	3.82%
Tax-Exempt	38,589	378	3.89%	39,139	378	3.87%
Total Securities	121,088	1,211	3.97%	125,505	1,200	3.84%
Total Cash Equiv. and Investments	176,602	1,788	4.02%	191,654	1,908	3.99%
Total Loans (3)	971,877	13,068	5.33%	963,824	12,499	5.20%
Total Earning Assets	1,148,479	14,856	5.13%	1,155,478	14,407	5.00%
Other Assets	97,995			95,531
Total Assets	$1,246,474			$1,251,009
Interest bearing demand	$254,725	$1,490	2.32%	$243,539	$1,261	2.08%
Money market demand	254,849	1,827	2.84%	244,355	1,589	2.61%
Time deposits	265,573	2,117	3.16%	299,398	2,392	3.20%
Total Borrowings	102,669	992	3.83%	95,792	995	4.17%
Total Interest-Bearing Liabilities	877,816	6,426	2.90%	883,084	6,237	2.83%
Non Int Bearing Deposits	209,054			209,072
Total Cost of Funds	$1,086,870	$6,426	2.35%	$1,092,156	$6,237	2.29%
Other Liabilities	17,230			17,073
Total Liabilities	$1,104,100			$1,109,229
Shareholders' Equity	$142,374			$141,780
Total Liabilities & Shareholders' Equity	$1,246,474			$1,251,009
Net Interest Income/Spread (FTE)		8,430	2.23%		8,170	2.17%
Tax-Equivalent Basis Adjustment		(78)			(81)
Net Interest Income		$8,352			$8,089
Net Interest Margin			2.89%			2.81%
(1) Taxable income on securities includes income from available for sale securities and income from certificates of deposits with other banks.
(2) Income stated on a tax equivalent basis which is a non-GAAP measure and reconciled to GAAP at the bottom of the table
(3) Includes the balances of nonaccrual loans

LINKBANCORP, Inc. and Subsidiaries
Loans Receivable Detail (Unaudited)

(In Thousands)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Agriculture and farmland loans	$50,584	$50,552	$53,301	$55,746	$53,570
Construction loans	65,836	75,628	67,934	57,713	49,311
Commercial & industrial loans	115,572	104,869	99,356	104,755	98,475
Commercial real estate loans
Multifamily	111,853	113,254	111,461	105,390	95,537
Owner occupied	161,751	154,520	151,407	139,554	114,863
Non-owner occupied	256,522	254,691	249,638	245,274	233,887
Residential real estate loans
First liens	172,481	170,271	166,478	168,084	166,388
Second liens and lines of credit	27,870	30,148	30,720	35,576	34,620
Consumer and other loans	11,869	11,308	10,472	10,057	11,929
Municipal loans	4,137	3,929	4,292	5,466	5,404
	978,475	969,170	945,059	927,615	863,984
Deferred costs (fees)	437	363	312	256	(15)
Total loans receivable	$978,912	$969,533	$945,371	$927,871	$863,969

LINKBANCORP, Inc. and Subsidiaries
Investments in Securities Detail (Unaudited)

	September 30, 2023
(In Thousands)	Amortized Cost	Net Unrealized Losses	Fair Value
Available for Sale:
U.S. government agency securities	$2,000	$(18)	$1,982
Small Business Administration loan pools	693	(14)	679
Obligations of state and political subdivisions	45,614	(5,935)	39,679
Mortgage-backed securities in government-sponsored entities	40,987	(4,548)	36,439
	$89,294	$(10,515)	$78,779

	Amortized Cost	Net Unrealized Losses	Fair Value	Allowance for Credit Losses
Held to Maturity:
Corporate debentures	$15,000	$(1,963)	$13,037	$512
Structured mortgage-backed securities	22,778	(1,227)	21,551	-
	$37,778	$(3,190)	$34,588	$512

	December 31, 2022
(In Thousands)	Amortized Cost	Net Unrealized Losses	Fair Value
Available for Sale:
Small Business Administration loan pools	$858	$(15)	$843
Obligations of state and political subdivisions	44,189	(4,020)	40,169
Mortgage-backed securities in government-sponsored entities	41,873	(4,072)	37,801
	$86,920	$(8,107)	$78,813

LINKBANCORP, Inc. and Subsidiaries
Deposits Detail (Unaudited)

(In Thousands)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Demand, noninterest-bearing	$210,404	$240,729	$204,495	$192,773	$184,857
Demand, interest-bearing	273,673	237,114	250,944	254,478	305,934
Money market and savings	258,334	254,632	241,858	228,048	266,743
Time deposits, $250 and over	51,563	57,194	51,855	46,116	39,123
Time deposits, other	247,798	245,173	235,346	225,357	155,053
	$1,041,772	$1,034,842	$984,498	$946,772	$951,710

Average Deposits Detail, for the Three Months Ended (Unaudited)

(In Thousands)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Demand, noninterest-bearing	$209,054	$209,072	$192,135	$199,556	$170,863
Demand, interest-bearing	254,725	243,539	251,103	278,816	278,637
Money market and savings	254,849	244,355	245,563	245,154	244,107
Time deposits	265,573	299,398	290,605	211,090	205,792
	$984,201	$996,364	$979,406	$934,616	$899,399

Appendix A – Reconciliation to Non-GAAP Financial Measures

This document contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these non-GAAP measures in its analysis of the Company’s performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of non-GAAP financial measures that exclude the impact of specified items provide useful supplemental information that is essential to a proper understanding of the Company’s financial condition and results. Non-GAAP measures are not formally defined under GAAP, and other entities may use calculation methods that differ from those used by us. As a complement to GAAP financial measures, our management believes these non-GAAP financial measures assist investors in comparing the financial condition and results of operations of financial institutions due to the industry prevalence of such non-GAAP measures. See the tables below for a reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures.

Adjusted Return on Average Assets
	For the Three Months Ended			For the Nine Months Ended
(Dollars in thousands)	9/30/2023	6/30/2023	9/30/2022	9/30/2023	9/30/2022
Net income	$1,240	$1,347	$1,772	$1,033	$4,902
Average assets	1,246,474	1,251,009	1,073,643	1,227,752	1,034,519
Return on average assets (annualized)	0.39%	0.43%	0.65%	0.11%	0.63%
Net income	1,240	1,347	1,772	1,033	4,902
Net losses (gains) on sale of securities	-	-	-	2,370	(13)
Tax effect at 21%	-	-	-	(498)	3
Merger & system conversion related expenses	777	315	-	1,679	-
Tax effect at 21%	(163)	(66)	-	(353)	-
Adjusted Net Income (Non-GAAP)	1,854	1,596	1,772	4,231	4,892
Average assets	1,246,474	1,251,009	1,073,643	1,227,752	1,034,519
Adjusted return on average assets (annualized) (Non-GAAP)	0.59%	0.51%	0.65%	0.46%	0.63%

Adjusted Return on Average Shareholders' Equity
	For the Three Months Ended			For the Nine Months Ended
(Dollars in thousands)	9/30/2023	6/30/2023	9/30/2022	9/30/2023	9/30/2022
Net income	$1,240	$1,347	$1,772	$1,033	$4,902
Average shareholders' equity	142,374	141,780	108,439	141,601	85,345
Return on average shareholders' equity (annualized)	3.46%	3.81%	6.48%	0.98%	7.68%
Net income	1,240	1,347	1,772	1,033	4,902
Net losses (gains) on sale of securities	-	-	-	2,370	(13)
Tax effect at 21%	-	-	-	(498)	3
Merger & system conversion related expenses	777	315	-	1,679	-
Tax effect at 21%	(163)	(66)	-	(353)	-
Adjusted Net Income (Non-GAAP)	1,854	1,596	1,772	4,231	4,892
Average shareholders' equity	142,374	141,780	108,439	141,601	85,345
Adjusted return on average shareholders' equity (annualized) (Non-GAAP)	5.17%	4.51%	6.48%	4.00%	7.66%

Adjusted Efficiency Ratio
	For the Three Months Ended			For the Nine Months Ended
(Dollars in thousands)	9/30/2023	6/30/2023	9/30/2022	9/30/2023	9/30/2022
GAAP-based efficiency ratio	86.59%	87.09%	72.55%	96.87%	73.30%
Net interest income	$8,352	$8,089	$8,670	$24,395	$24,000
Noninterest income	880	886	1,041	(88)	2,449
Less: net gains (losses) on sales of securities	-	-	-	(2,370)	13
Adjusted revenue (Non-GAAP)	9,232	8,975	9,711	26,677	26,436
Total noninterest expense	7,994	7,816	7,045	23,547	19,387
Less: Merger & system conversion related expenses	777	315	-	1,679	-
Adjusted non-interest expense	7,217	7,501	7,045	21,868	19,387
Efficiency ratio, as adjusted (Non-GAAP)	78.17%	83.58%	72.55%	81.97%	73.34%

Tangible Common Equity and Tangible Book Value
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Tangible Common Equity		(Dollars in thousands, except for share data)
Total shareholders’ equity	$141,351	$142,452	$141,581	$138,553	$136,942
Adjustments:
Goodwill	(35,842)	(35,842)	(35,842)	(35,842)	(35,842)
Other intangible assets	(873)	(932)	(991)	(1,052)	(1,113)
Tangible common equity (Non-GAAP)	$104,636	$105,678	$104,748	$101,659	$99,987
Common shares outstanding	16,235,871	16,228,440	16,221,692	14,939,640	14,939,640
Book value per common share	$8.71	$8.78	$8.73	$9.27	$9.17
Tangible book value per common share (Non-GAAP)	$6.44	$6.51	$6.46	$6.80	$6.69
Tangible Assets
Total assets	$1,255,695	$1,308,472	$1,213,958	$1,163,654	$1,144,873
Adjustments:
Goodwill	(35,842)	(35,842)	(35,842)	(35,842)	(35,842)
Other intangible assets	(873)	(932)	(991)	(1,052)	(1,113)
Tangible assets (Non-GAAP)	$1,218,980	$1,271,698	$1,177,125	$1,126,760	$1,107,918
Tangible common equity to tangible assets (Non-GAAP)	8.58%	8.31%	8.90%	9.02%	9.02%

Adjusted Earnings Per Share
	For the Three Months Ended			For the Nine Months Ended
(Dollars in thousands, except per share data)	9/30/2023	6/30/2023	9/30/2022	9/30/2023	9/30/2022
GAAP-Based Earnings Per Share, Basic	$0.08	$0.08	$0.17	$0.06	$0.49
GAAP-Based Earnings Per Share, Diluted	$0.08	$0.08	$0.17	$0.06	$0.48
Net Income	$1,240	$1,347	$1,772	$1,033	$4,902
Net losses (gains) on sale of securities	-	-	-	2,370	(13)
Tax effect at 21%	-	-	-	(498)	3
Merger & system conversion related expenses	777	315	-	1,679	-
Tax effect at 21%	(163)	(66)	-	(353)	-
Adjusted Net Income (Non-GAAP)	1,854	1,596	1,772	4,231	4,892
Adjusted Earnings per Share, Basic (Non-GAAP)	$0.11	$0.10	$0.17	$0.26	$0.48
Adjusted Earnings per Share, Diluted (Non-GAAP)	$0.11	$0.10	$0.17	$0.26	$0.48

Adjusted Pre-tax, Pre-provision Net Income (Non-GAAP)
	For the Three Months Ended			For the Nine Months Ended
(Dollars in thousands, except per share data)	9/30/2023	6/30/2023	9/30/2022	9/30/2023	9/30/2022
Net Income (Loss) - GAAP	$1,240	$1,347	$1,772	$1,033	$4,902
Net losses (gains) on sale of securities	-	-	-	2,370	(13)
Tax effect at 21%	-	-	-	(498)	3
Merger & system conversion related expenses	777	315	-	1,679	-
Tax effect at 21%	(163)	(66)	-	(353)	-
Adjusted Net Income (Non-GAAP)	1,854	1,596	1,772	4,231	4,892
Income tax expense	347	305	379	276	970
(Credit to) provision for credit losses	(349)	(493)	515	(549)	1,190
Tax effect included in Adjusted Net Income	163	66	-	851	(3)
Adjusted Pre-tax, Pre-provision Net Income (Non-GAAP)	$2,015	$1,474	$2,666	$4,809	$7,049